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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) January 3, 1997




                          NATIONAL TECHTEAM, INC.
               (Exact name of registrant as specified in charter)


Delaware                      0-16284                   38-2774613
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(State or other              (Commission                (IRS Employer
jurisdiction of              File Number)               Identification No.)
incorporation)


22000 Garrison Avenue, Dearborn, Michigan 48124
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number including area code          (313) 277-2277



(former name or former address, if changed since last report) Not applicable




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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS



     On January 3, 1997, TechTeam Training, Inc., a Delaware corporation that is a wholly owned-subsidiary of National TechTeam, Inc., ("TechTeam") closed on the acquisition of all of the previously non-owned shares of WebCentric Communications, Inc., a Nebraska corporation ("WebCentric"). The shares were acquired from the then shareholders of WebCentric. The effective date of that acquisition was January 2, 1997. The form of the transaction was a merger of WebCentric into TechTeam Training, Inc. Subsequent to the merger, TechTeam Training, Inc. changed its name to WebCentric Communications, Inc. and qualified itself to do business in Nebraska.

     In September 1996, TechTeam had acquired 15% of the outstanding shares of WebCentric for $775,000 cash. The acquisition of the remaining 85% of the shares was for a combination of cash and newly issued National TechTeam common stock. The value assigned to this purchase was $6,149,000, consisting of $1,554,674 in cash available from TechTeam's treasury and 270,848 shares of TechTeam's common stock, both delivered at closing. Of the shares issued, 203,111 are restricted from sale for two years and 12,140 of these shares are being held in escrow to pay any undisclosed liabilities. Purchase accounting will be used for this acquisition.

     WebCentric is a developer Internet-initiated support solutions for a broad range of business and consumer applications. WebCentric's solutions include Internet-initiated teleconferencing, Internet-initiated call completion and integrated data and voice collaboration. The application of WebCentric's solutions in training, call centers, and data and voice collaboration provides users highly effective, easy to use, voice and data service from the Internet that can be customized for each user's needs. The WebCentric technology leverages both the Internet and the traditional phone network.

     Since September 1996, L. Kevin Dohrmann, TechTeam's Vice President and Chief Technical Officer, served as a director of WebCentric. The purchase price for the WebCentric shares had been determined by arm's length negotiations between WebCentric and TechTeam prior to Mr. Dohrmann serving as a director. This was done by way of an option given by WebCentric to TechTeam at the time of the acquisition of the original 15% of the outstanding shares to purchase all outstanding shares of WebCentric. Prior to this, there were no relationships between TechTeam or any of its affiliates, directors or officers or any associate of any such officer or director and any similarly situated persons of WebCentric.

     Management believes that the acquisition of WebCentric will enable TechTeam to deliver new call center and technical support services that will clearly differentiate it from its competitors in the call center industry and to develop new Internet-based applications to expand the scope of TechTeam's service offerings.
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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

    (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     It is impracticable to file any audited financial information required by this item at this time. If required to file any audited financial statements of WebCentric, those financial statements will be filed by March 19, 1997.
However, TechTeam believes that such audited financial statements will not be required upon the filing of TechTeam's Annual Report on Form 10-K not later than March 19, 1997.

    (b)    PRO FORMA FINANCIAL INFORMATION

     It is impracticable to file any pro forma financial information required by this item at this time. If required to file any pro forma financial statements of WebCentric, those financial statements will be filed by March 19, 1997. However, TechTeam believes that such pro forma financial statements will not be required upon the filing of TechTeam's Annual Report on Form 10-K not later than March 19, 1997.

    (c)    EXHIBITS

           2.0 Agreement and Plan of Merger dated December 23, 1996 between National TechTeam, Inc., TechTeam Training, Inc., WebCentric Communications, Inc., and
                    Daniel L. Kemp.

          99.1      Press release dated January 6, 1997



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                               NATIONAL TECHTEAM, INC.



                               /s/ Lawrence A. Mills
                               ------------------------------------------------
                               By: Lawrence A. Mills, Senior Vice-President and
                                   Chief Financial Officer


DATED: January 17,1997
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                                 EXHIBIT INDEX



Exhibit
   No.                   Description                       Page
--------                 -----------                       ----
 2.0                      Agreement and Plan of Merger

99.1                      Press Release